UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2007

SANTA FE ENERGY TRUST

(Exact name of Registrant as specified in its charter)

Texas	1-11450	76-6081498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

The Bank of New York Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas  78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (800) 852-1422

Not Applicable

(Former name, former address and former fiscal

year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

On June 22, 2007 Santa Fe Energy Trust issued a press release announcing that the special meeting of unitholders of Santa Fe Energy Trust scheduled for June 22, 2007 has been adjourned for one week to allow additional time for unitholders to vote. The special meeting will be reconvened at noon Central Time on Friday June 29, 2007, at the offices of the Trustee located at 601 Travis, 16th Floor, Houston Texas.  The record date for the meeting has not been changed and remains May 25, 2007.

A total of 2,630,664 Trust units were represented, in person or by proxy, at the special meeting on June 22, 2007, constituting less than a quorum for the meeting.  A total of 2,531,827 units represented at the meeting, constituting approximately 96.2% of the units represented at the meeting, were voted in favor of the proposal to extend the date by which the Trustee is required to use reasonable efforts to sell all of the net profits royalties held by the Trust from June 30, 2007 to November 30, 2007, and to extend certain related deadlines, all as described in the proxy statement for the meeting.  However, approval of the proposal requires the affirmative approval of the holders of at least 3,150,001 Trust units.

The information furnished pursuant to this Item 8.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

ITEM 9.01.  Financial Statements and Exhibits.

(c)          Exhibits.

99.1	Santa Fe Energy Trust Press Release dated June 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Santa Fe Energy Trust

	By:	The Bank of New York Trust Company
N.A.,
as Trustee

	By:	/s/ Mike Ulrich
	Name:	Mike Ulrich
	Title:	Vice President

Date: June 22, 2007